UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 1.01	Entry into Material Definitive Agreement and
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 16, 2017, Prologis Marunouchi Finance Investment Limited Partnership, a Japanese toshi jigyo yugen sekinin kumiai and a subsidiary of Prologis, Inc. (“Prologis”), as the initial borrower, and Prologis and Prologis, L.P. (“Operating Partnership”), as guarantors, entered into the Fifth Amended and Restated Revolving Credit Agreement (the “Yen Revolver”) with various lenders and Sumitomo Mitsui Banking Corporation, as Administrative Agent.  Pursuant to the Yen Revolver, the borrowers thereunder may obtain loans and/or procure the issuance of letters of credit on a revolving basis in an aggregate amount not exceeding JPY50.0 billion (USD$440,179,593 using the exchange rate as of February 16, 2017).  The Operating Partnership may increase the availability under the Yen Revolver to an amount not exceeding JPY 65.0 billion (USD$572,233,471 using the exchange rate as of February 16, 2017) by adding additional lenders to the facility or obtaining the agreement of existing lenders to increase their commitments. Prologis and the Operating Partnership have unconditionally guaranteed all obligations of each borrower under the Yen Revolver.

The Yen Revolver is scheduled to mature on February 16, 2021, but the Operating Partnership may, at its option and subject to payment of an extension fee, extend the maturity date of the Yen Revolver for one year (to February 16, 2022).  Pricing under the Yen Revolver, including the spread over LIBOR and the rates applicable to facility fees and letter of credit fees, varies based upon the public debt ratings of the Operating Partnership as in effect from time to time.  As of the closing date, the spread was 40 basis points.  The Yen Revolver contains customary representations, covenants (including certain financial tests applicable to Prologis) and defaults (including a cross-acceleration to other recourse indebtedness of more than USD$100,000,000).

The Yen Revolver and Guaranty of Payment have been included herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

10.1

Fifth Amended and Restated Revolving Credit Agreement, dated as of February 16, 2017, among Prologis Marunouchi Finance Investment Limited Partnership, as initial borrower, Prologis, Inc. and Prologis, L.P., as guarantors, the lenders listed on the signature pages thereof, and Sumitomo Mitsui Banking Corporation, as Administrative Agent.

10.2

Guaranty of Payment, dated as of February 16, 2017, among Prologis, Inc. and Prologis, L.P., as guarantors, Sumitomo Mitsui Banking Corporation, as Administrative Agent, for the banks that are from time to time parties to the Fifth Amended and Restated Revolving Credit Agreement, dated as of February 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017

PROLOGIS, INC.

By:	/s/ Deborah K. Briones
Name:	Deborah K. Briones
Title:	SVP, Associate General Counsel

Date: February 21, 2017

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

By:	/s/ Deborah K. Briones
Name:	Deborah K. Briones
Title:	SVP, Associate General Counsel

Exhibit Index

Exhibit No.	Description

10.1

Fifth Amended and Restated Revolving Credit Agreement, dated as of February 16, 2017, among Prologis Marunouchi Finance Investment Limited Partnership, as initial borrower, Prologis, Inc. and Prologis, L.P., as guarantors, the lenders listed on the signature pages thereof, and Sumitomo Mitsui Banking Corporation, as Administrative Agent.

10.2

Guaranty of Payment, dated as of February 16, 2017, among Prologis, Inc. and Prologis, L.P., as guarantors, Sumitomo Mitsui Banking Corporation, as Administrative Agent, for the banks that are from time to time parties to the Fifth Amended and Restated Revolving Credit Agreement, dated as of February 16, 2017.